As filed with the Securities and Exchange Commission on August 12, 2021

Registration No. 333-256638

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRIDGELINE DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	52-2263942
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Sylvan Road, Suite G-700 Woburn, MA 01801 (781) 376-5555 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Roger Kahn

President and Chief Financial Officer

Bridgeline Digital, Inc.

100 Sylvan Road, Suite G-700

Woburn, MA 01801

(781) 376-5555

(Name, Address, Including Zip Code, and

Telephone Number, Including Area Code,

of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Daniel W. Rumsey, Esq.

Jessica R. Sudweeks, Esq.

Disclosure Law Group, a Professional Corporation

655 West Broadway, Suite 870

San Diego, CA 92101

(619) 272-7058

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No 333-256638) (the “Registration Statement”) of Bridgeline Digital, Inc. (the “Company”) is being filed solely to file the following exhibits: (i) an Opinion of Counsel as Exhibit 5.1 to the Registration Statement, (ii) a revised consent of Marcum LLP, the Company’s former independent registered public accounting firm, as Exhibit 23.2 to the Registration Statement, and (iii) a consent of Moore VMB Bedrijfsrevisoren BV, the independent auditor of Woorank SRL, the Company's wholly owned subsidiary, as Exhibit 23.3 to the Registration Statement. Accordingly, this Amendment consists solely of the facing page, this Explanatory Note, Item 16 of Part II of the Registration Statement, the signature page and Exhibits 5.1, 23.2 and 23.3. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

ITEM 16.  EXHIBITS

5.1	Opinion of Disclosure Law Group, a Professional Corporation.*
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1).*
23.2	Consent of Independent Registered Public Accounting Firm – Marcum, LLP.*
23.3	Consent of Moore VMB Bedrijfsrevisoren BV.*
24.1	Power of Attorney (included on the signature page of Part II of this Registration Statement on Form S-3).**

________________________

Filed herewith.	*
Previously filed.	**

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Massachusetts on August 12, 2021.

BRIDGELINE DIGITAL, INC.

By: /s/ Roger Kahn
Roger Kahn
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger Kahn	President and Chief Executive Officer	August 12, 2021
Roger Kahn	(Principal Executive Officer)

/s/ Mark G. Downey	Chief Financial Officer	August 12, 2021
Mark G. Downey	(Principal Accounting and Financial Officer)

/s/ *	Director	August 12, 2021
Kenneth Galaznik

/s/ *	Director	August 12, 2021
Joni Kahn

/s/ *	Director	August 12, 2021
Scott Landers

/s/ *	Director	August 12, 2021
Michael Taglich

*By:	/s/ Roger Kahn
Roger Kahn
Attorney-in-fact